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Exhibit 10.6

EPOCRATES, INC.

STOCK OPTION GRANT NOTICE
(1999 Stock Option Plan)

        EPOCRATES, INC. (the "Company"), pursuant to its 1999 Stock Option Plan (the "Plan"), hereby grants to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):	$
Total Exercise Price:	$
Expiration Date:

Type of Grant(1)
Exercise Schedule:	Same as Vesting Schedule.
Vesting Schedule:	Shares subject to the Option shall vest in accordance with the terms set forth on Schedule A.
Payment:	By one or a combination of the following items (described in the Stock Option Agreement):
	☒	By cash or check
	☒	Pursuant to a Regulation T Program if the Shares are publicly traded
	☒	By delivery of already-owned shares if the Shares are publicly traded

(1)
The first 10,576 shares subject to the option is an incentive stock option. The remaining 31,424 shares subject to the option is a nonstatutory stock option. In the event shares subject to the option are not vested as part of the Initial Vesting (as such term is defined in Schedule A), the shares subject to the nonstatutory stock option shall revert to and again become available for issuance under the Plan.

        Additional Terms/Acknowledgements:    The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:	None

EPOCRATES, INC.		OPTIONHOLDER
By:

	Signature	Signature
Title:		Date:

Date:

Attachments:    Stock Option Agreement, 1999 Stock Option Plan and Notice of Exercise

SCHEDULE A
[OPTIONHOLDER]
PERFORMANCE-BASED STOCK OPTION GRANT NOTICE

Shares subject to Performance Based Option	100% Payout	120% Payout
2008 Bookings	[ ]	[ ]
2008 Revenue	[ ]	[ ]
EBITDA	[ ]	[ ]

Total	[ ]	[ ]

        The Epocrates, Inc. (the "Company") 2008 bookings ("Bookings"), 2008 revenue ("Revenue") and earnings before interests, taxes, depreciation and amortization, as adjusted for certain non-cash items in accordance with the Company's business plan and as determined by the Audit Committee of the Board ("Modified EBITDA") (together, the "Metrics") goals are as set forth below on Table A below:

Table A

BOOKINGS			REVENUE			EBITDA
% of Plan	2008 Plan	Payout %	% of Plan	2008 Plan	Payout %	% of Plan	2008 Plan	Payout %
92%		0%	92%		0%	50%		0%
95%		50%	96%		80%	80%		80%
100%		100%	100%		100%	100%		100%
105%		120%	104%		120%	120%		120%

        On the date the 2008 financial results for the Company are available and the Compensation Committee of the Board determines, in its sole discretion, the percentage of plan achieved by the Company for each of the Metrics (the "Payout Determination Date"), the corresponding number of shares ("Milestone Shares") in connection with each of the Metrics prorated in the event performance falls between points on Table A, and rounded to the nearest whole number, will commence vesting. The Milestone Shares shall be subject to vesting at the rate of 1/36th of the Milestone Shares per month commencing on January 1, 2009 (the "Vesting Commencement Date"); provided, however, that vesting will cease upon the termination of Optionholder's Continuous Service. For the avoidance of doubt, any shares that would have vested in connection with this vesting schedule between the Vesting Commencement Date and the Payout Determination Date will first vest on the Payout Determination Date. The balance of the shares granted by not included in the Milestone Shares shall revert to and again become available for issuance under the 1999 Stock Option Plan. Further, no shares subject to the Option are exercisable until the Payout Determination Date.

        For example, in order for Optionholder to achieve vesting of the number of shares specified at the 100% Payout level in the table above, the Company must achieve 100% of plan for Bookings, Revenue and Modified EBITDA, such that [            ], [            ] and [            ] Milestone Shares will commence vesting for Bookings, Revenue and Modified EBITDA, respectively, on the Payout Determination Date. The Milestone Shares shall be subject to continued vesting at the rate of 1/36th of the Milestone Shares per month commencing effective on the Vesting Commencement Date. The balance of the shares not included in the Milestone Shares shall revert to and again become available for issuance under the 1999 Stock Option Plan.

        In the event, the Company achieves 92% of plan or less for either Bookings or Revenue, or 50% of plan or less for Modified EBITDA, the Optionholder will not vest any of the shares for any of the Metrics, no shares will vest on the Payout Determination Date and all the Shares shall revert to and again become available for issuance under the 1999 Stock Option Plan.

        Similarly, in the event the Company achieves 105% of plan or greater for Bookings, 104% of plan or greater for Revenue and 120% of plan or greater for Modified EBITDA, the Optionholder will commence vesting as to 120% of [            ], [            ] and [            ] Milestone Shares for Bookings, Revenue and Modified EBITDA, respectively, such that an aggregate of [            ] Milestone Shares will commence vesting on the Payout Determination Date. Such Milestone Shares shall be subject to continued vesting at the rate of 1/36th of the Milestone Shares per month commencing effective on the Vesting Commencement Date.

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STOCK OPTION GRANT NOTICE (1999 Stock Option Plan)
SCHEDULE A [OPTIONHOLDER] PERFORMANCE-BASED STOCK OPTION GRANT NOTICE